EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

                                  Percentage               State of
     Subsidiaries (1)                Owned              Incorporation
     ----------------                -----              -------------

Nantucket Bank                        100%              Massachusetts

N. Realty Corp. (2)                   100%              Massachusetts

N.B. Securities, Inc. (3)             100%              Massachusetts


(1) The operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 14.

(2)  Common Stock wholly-owned by Nantucket Bank.

(3)  Wholly-owned by Nantucket Bank.